                                                                   EXHIBIT 10.19


               PURCHASE AND SALE AGREEMENT AND ESCROW INSTRUCTIONS


        THIS PURCHASE AND SALE AGREEMENT AND ESCROW INSTRUCTIONS ("Agreement") is dated as of this 31st day of July, 1998, for reference purposes only, and is made by and between Martin/Crossman, LLC, a California limited liability company ("Seller"), and Network Appliance, Inc., a California corporation, or its assignee ("Buyer"). This Agreement shall be effective on the "Effective Date", which is the date on which the last person signing this Agreement shall have signed this Agreement.


                                R E C I T A L S:


        This Agreement is entered into on the basis of the following facts, understandings and intentions of the parties:

        A. Seller is the owner of that certain real property located in the City of Sunnyvale, County of Santa Clara, State of California, consisting of that property) located thereon or thereunder) commonly known as 1275 Crossman Avenue, and more particularly described in Exhibit A attached hereto (the "Real Property").

        B. Buyer desires to purchase the "Property" (as defined in Section 1.2 below) from Seller and Seller desires to sell the Property to Buyer, upon the terms and conditions stated in this Agreement.

        C. In order to effectuate the foregoing, Seller and Buyer desire to enter into this Agreement.

            NOW, THEREFORE, in consideration of the mutual covenants of the parties herein contained and other valuable consideration, the parties agree as follows:

1. SALE AND PURCHASE. TITLE COMPANY.

        1.1 General. Subject to the terms, covenants and conditions of this Agreement, Seller shall sell to Buyer, and Buyer shall purchase from Seller, all of the Property.

        1.2 The Property. As used in this Agreement, the term "Property" includes the Real Property and all of the items referred to in Subsections
1.2.1 through 1.2.6.

            1.2.1 Personal Property. All of Seller's right, title and interest in and to any and all personal property located at the Real Property which is owned by Seller and which is used in the operation and maintenance of the Real Property (the "Personal Property").

            1.2.2. Rights and Privileges. All of Seller's right, title and interest, if any, in and to all rights, privileges, tenements, hereditaments, rights-of-way, easements, appurtenances, mineral rights, development rights, air rights and riparian or littoral rights belonging or appertaining to the Real Property.

            1.2.3. Contracts and Leases. All of Seller's right, title and interest in and to (i) all service, maintenance, construction, management and other contracts relating to the Property (collectively, "Contracts"), and (ii) all leases, tenancy and occupancy agreements for all or any portion of the Real Property (collectively, "Leases"), and Seller's interest in all security deposits and prepaid rent, if any, under the Leases, and any and all guaranties of the Leases.

            1.2.4. Permits and Warranties. All of Seller's right, title and interest in and to (i) all licenses, permits and approvals, if any, affecting or pertaining to the Property which, if assignable, are to be assigned to Buyer at the Closing, and (ii) all warranties, if any, affecting or pertaining to the Property which, if assignable, are to be assigned to Buyer at the Closing.

            1.2.5. Improvements. All improvements and fixtures located on the Real Property (other than property owned by tenants), including, without limitation, an office building located on the Real Property containing in the aggregate approximately seventy-eight thousand eight hundred and eighteen (78,818) square feet of net rentable area, as well as all other buildings and structures presently located on the Real Property, all apparatus, equipment and appliances used in connection with the operation or occupancy of the Real Property, such as heating and air conditioning systems and facilities used to provide any utility, refrigeration, ventilation, garbage disposal, or other services on the Real Property, along with all on-site parking (collectively, the "Improvements").

            1.2.6. Intangible Property. Any intangible personal property now or hereafter owned by Seller and used in the ownership, use or operation of the Real Property, Improvements and Personal Property (collectively, the "Intangible Property").

        1.3. Title Company. The purchase and sale of the Property shall be accomplished through an escrow which Seller has established or will establish with Chicago Title Company (the "Title Company") at Alameda, California.

2. PAYMENT OF PURCHASE PRICE.

        2.1. Amount. The purchase price (the "Purchase Price") to be paid by Buyer to Seller for the Property is Sixteen Million Seven Hundred Fifty Thousand and no/100 Dollars ($16,750,000.00), as such amount may be adjusted as provided in this Agreement.

        2.2. Terms of Payment. Buyer shall pay the Purchase Price to Seller as follows:

            2.2.1. Deposit. On the Effective Date, and as a condition precedent of the effectiveness of this Agreement, Buyer shall deliver to Title
Company a cashier's check or wire transfer in the amount of One Million and no/100 Dollars ($1,000,000) (the "Initial Deposit").

as an earnest money deposit on account of the Purchase Price within five (5) days of the Effective Date. On satisfaction or waiver of the conditions precedent set forth in Section 4.1.1 and 4.1.2 of this Agreement, the following shall occur: (i) Buyer shall deliver directly to Title Company an additional deposit ("Additional Deposit") in the amount of Five Hundred Thousand and no/100 Dollars ($500,000.00), and (ii) the Initial Deposit and Additional Deposit shall become nonrefundable except as otherwise provided for in this Agreement. The Initial Deposit shall be released to Seller on the earlier to occur of (i) Buyer's notification to Seller that Buyer's financing for this transaction is in place, or (ii) March 7, 1999, provided that any interest which has accrued thereon shall remain in the escrow account and be applied toward the Purchase Price at the Close of Escrow. As provided herein, Seller shall have the right to apply the Additional Deposit toward any and all costs associated with the Termination Agreement (as defined in Section 4.1.3, below), including but not limited to direct compensation to TRW and reasonable attorney's fees ("Termination Costs"); provided, however, that (i) Buyer and Seller shall share equally, on a dollar for dollar, pari passu basis, in any and all Termination Costs up to a maximum amount of Five Hundred Thousand and no/l00 Dollars ($500,000.00) each; (ii) in the event Buyer's share of Termination Costs is less than the Additional Deposit, any excess funds shall remain in escrow with the Title Company and, together with any interest which has accrued thereon since the date the Additional Deposit was delivered to the title Company, shall be credited toward the Purchase Price at Closing; and (iii) if Seller notifies Buyer that Termination Costs will exceed One Million and no/100 Dollars ($1,000,000.00), Buyer shall have the right to participate in negotiations with TRW and to fund any additional Termination Costs upon written notice of its election to do so within three (3) business days of Seller's notification. If Buyer declines to fund additional Termination Costs or fails to give any such notice, then Seller shall have the option to (i) fund any additional Termination Costs, or (ii) terminate this Agreement as provided in Section 5.2. As used in this Agreement, the term "Deposit" means the Initial Deposit and the Additional Deposit. Notwithstanding any other provisions of this Agreement to the contrary, Seller shall have absolutely no obligation to return any portion of the Additional Deposit after it has been applied to Termination Costs.

            2.2.2. Payment of Balance. The balance of the Purchase Price shall be paid in full, in cash, through escrow at the Closing.

3. DEPOSIT.

        3.1. Handling of Deposit. Title Company shall deposit the Deposit in an interest-bearing account, and the term "Deposit" as used in this Agreement shall include any interest earned thereon.

        3.2. Liquidated Damages. BUYER ACKNOWLEDGES THAT THE CLOSING OF THE SALE OF THE PROPERTY TO BUYER, ON THE TERMS AND CONDITIONS AND WITHIN THE TIME PERIOD SET FORTH IN THIS AGREEMENT, IS MATERIAL TO SELLER. BUYER ALSO ACKNOWLEDGES THAT SUBSTANTIAL DAMAGES WILL BE SUFFERED BY SELLER IF SUCH TRANSACTION IS NOT SO CONSUMMATED DUE TO BUYER'S DEFAULT UNDER THIS AGREEMENT. BUYER FURTHER ACKNOWLEDGES THAT, AS OF THE DATE OF THIS AGREEMENT, SELLER'S DAMAGES WOULD BE

EXTREMELY DIFFICULT OR IMPOSSIBLE TO COMPUTE IN LIGHT OF THE UNPREDICTABLE STATE OF THE ECONOMY AND OF GOVERNMENTAL REGULATIONS, THE FLUCTUATING MARKET FOR REAL ESTATE AND REAL ESTATE LOANS OF ALL TYPES, AND OTHER FACTORS WHICH DIRECTLY AFFECT THE VALUE AND MARKETABILITY OF THE PROPERTY. IN LIGHT OF THE FOREGOING AND ALL OF THE OTHER FACTS AND CIRCUMSTANCES SURROUNDING THIS TRANSACTION, AND FOLLOWING NEGOTIATIONS BETWEEN THE PARTIES, BUYER AND SELLER AGREE THAT THE AMOUNT OF THE INITIAL DEPOSIT REPRESENTS A REASONABLE ESTIMATE OF THE DAMAGES WHICH SELLER WOULD SUFFER BY REASON OF BUYER'S DEFAULT HEREUNDER. ACCORDINGLY, BUYER AND SELLER HEREBY AGREE THAT, IN THE EVENT OF SUCH DEFAULT BY BUYER UNDER THIS AGREEMENT, SELLER MAY TERMINATE THIS AGREEMENT BY GIVING NOTICE TO BUYER AND TITLE COMPANY. IN THE EVENT OF SUCH TERMINATION, SELLER SHALL RETAIN THE INITIAL DEPOSIT AS LIQUIDATED DAMAGES IN LIEU OF ANY OTHER CLAIM SELLER MAY HAVE AT LAW OR IN EQUITY (INCLUDING, WITHOUT LIMITATION, SPECIFIC PERFORMANCE) ARISING BY REASON OF BUYER'S DEFAULT. THE PARTIES HAVE INITIALED THIS SECTION
3.2 TO ESTABLISH THEIR INTENT SO TO LIQUIDATE DAMAGES. NOTWITHSTANDING THE FOREGOING, NOTHING CONTAINED IN THIS SECTION 3.2 SHALL BE DEEMED TO LIMIT: (i) BUYER'S OBLIGATION TO PERFORM THE "CONTINUING OBLIGATIONS" DEFINED IN SECTION
4.5 BELOW; OR (ii) BUYER'S INDEMNIFICATION OBLIGATIONS CONTAINED IN THIS AGREEMENT, INCLUDING THOSE CONTAINED IN SUBSECTION 4.3.3, SECTION 9.3 and
ARTICLE 12.


Seller's                                     Buyer's
Initials:        CG                          Initials:        CC
         -------------------                          -------------------

4. BUYER'S CONDITIONS PRECEDENT; INSPECTION OF PROPERTY.

        4.1. Enumeration of Conditions. Buyer's obligation to purchase the Property shall be subject to the satisfaction (or waiver by Buyer) of each of the conditions precedent specified below in this Section 4.1.

            4.1.1. Inspection. On or before the date which is sixty (60) days after the Effective Date hereof, Buyer shall have approved all investigations, inspections, tests, studies and analyses which Buyer elects to make as provided in Section 4.3 with respect to the Property.

            4.1.2. Property Documents. Within two (2) days after the Effective Date, Seller shall have delivered copies, or otherwise made available to Buyer for Buyer's review, and Buyer shall have reviewed and approved, on or before the date set forth in Section 4.1.1, each of the following:

                    (a) Leases. Each Lease with respect to the Real Property.

                    (b) Contracts. Each Contract in Seller's possession affecting or pertaining to the Real Property.

                    (c) Income and Expense Reports. Income and expense reports showing the results of operations by Seller of the Real Property for the periods 1997 and 1998 to date.

                    (d) Plans, Approvals and Reports. All plans, specifications, permits, licenses, approvals, and engineering or other consultants' reports, tests and assessments, if any, pertaining to the development or improvement of the Property, but only to the extent presently in Seller's possession or control, and excepting appraisals, internal memoranda or valuation documents, and any other proprietary or confidential documents.

            4.1.3. Termination of Existing Lease Option. Within One Hundred and Twenty (120) days after the Effective Date hereof (the "Option Termination Date"), Buyer shall have received a "Termination Agreement" between Seller and the current lessee of the Property ("TRW"), terminating TRW's option to renew the lease (the "TRW Lease") and containing no conditions or contingencies other than payment to TRW of any compensation provided for in the Termination Agreement. The Termination Agreement shall also include typical tenant estoppel language to the effect that the TRW Lease is currently in force and TRW has no claims or offsets against Seller thereunder. Notwithstanding anything to the contrary in this Agreement, in no event shall Buyer be obligated to release TRW, or indemnify or otherwise incur expenses or liabilities to TRW (other than the Termination Costs) in connection with the termination of TRW's right to extend the term of the Lease; provided, however, that the foregoing shall not in any way affect any and all other rights and obligations between Buyer and TRW resulting from Buyer's assumption of the TRW Lease at the Close of Escrow. Additionally, Buyer shall have the one-time right to extend the Option Termination Date for thirty (30) days. Seller shall not be in default under this Agreement if Seller fails to obtain the Termination Agreement.

        4.2. Right to Terminate. With respect to each such condition, Buyer shall give written notice to Seller, on or before the date specified above for such condition, stating whether such condition is satisfied, unsatisfied or is waived by Buyer. If any such notice states that a condition is unsatisfied, then such notice shall state the reasons therefor in reasonable detail. Buyer's failure to give any notice with respect to a condition shall be conclusively deemed to mean that such condition is not satisfied. If Buyer notifies Seller in writing, on or before the date for satisfaction of such condition, that any condition is unsatisfied, or if any condition is deemed unsatisfied, then this Agreement shall terminate. If this Agreement is so terminated, then: (i) the Deposit shall be returned to Buyer upon Buyer's compliance with the provisions of Section 4.4; and (ii) neither Seller nor Buyer shall have any further obligations under this Agreement, except Buyer's obligation to perform the "Continuing Obligations" (as defined in Section 4.5). If Buyer fails to deliver Buyer's documents and work product to Seller in compliance with Section 4.4, within ten (10) days after the termination of this Agreement, then Buyer shall forfeit the Deposit and Seller shall be entitled to have the Deposit immediately disbursed to Seller.

        4.3. Buyer's Inspection of Property.

            4.3.1. General. Subject to the restrictions, limitations and other provisions of this Section 4.3, upon at least two (2) business days' prior written or verbal notice, Seller shall allow Buyer (and its authorized representatives and agents) reasonable access to the Property, during business hours, for the purpose of making examinations, tests, analyses, investigations, surveys, inquiries and other inspections in connection with Buyer's efforts to bring about satisfaction of the conditions precedent set forth in Section 4.1. All of such examinations, tests, analyses, investigations, surveys, inquiries and other inspections shall be performed by Buyer at Buyer's sole cost and expense and shall be subject to such reasonable conditions as Seller may impose, including a requirement that Buyer and its authorized representatives and agents be accompanied by a representative of Seller while present on the Property. Buyer shall conduct all such examinations, tests, analyses, investigations, surveys, inquiries and inspections in such manner as will minimize any inconvenience to the tenants under the Leases. In addition, Buyer shall have no right to perform any borings, samplings, soils tests, groundwater tests or other intrusive physical environmental audit procedures on the Property, unless approved by Seller in Seller's sole discretion.

            4.3.2. Confidentiality. Buyer, and its agents, employees, contractors and representatives, shall not disclose to any third party, including any governmental or quasi-governmental authority, the results of any examinations, tests, analyses, investigations, surveys, inquiries or other inspections conducted by, or at the request of, Buyer on or regarding the Property, except: (i) to the extent that Buyer is required to do so pursuant to applicable law, provided that, prior to such disclosure, Buyer shall notify Seller of Buyer's belief that Buyer is required to disclose such information; and (ii) to those of Buyer's consultants who require such information in order to perform the services for which they were retained, provided that, prior to such disclosure, Buyer shall obtain, for the benefit of Seller, a written agreement from each such consultant by which such consultant agrees not to disclose any such information to any other person or entity.

            4.3.3. Indemnity. Buyer shall indemnify, defend, protect and hold Seller harmless from and against any and all loss, cost, damage, injury, claim (including claims of lien for work or labor performed or materials or supplies furnished), liability or expense (including reasonable attorneys' fees) as a result of the exercise of Buyer's (or its agents', contractors', employees' or authorized representatives') right of entry pursuant to Section 4.3 or the performance of Buyer's due diligence under this Agreement. Buyer shall promptly repair any damage to the Property caused by its entry onto the Property.

            4.3.4. Contact With Tenants. Notwithstanding any provision of this Agreement to the contrary, Buyer shall contact tenants or other occupants of the Real Property only if Buyer obtains the prior written consent of Seller and, if Seller so elects, only if Buyer is accompanied by a representative of Seller.

        4.4. Buyer's Work Product. Upon termination of this Agreement for any reason whatsoever other than a default by Seller hereunder, Buyer shall promptly deliver to Seller all reports, plans, specifications, studies, drawings, photographs, models, surveys, test results and other documents or work product of Buyer, or its consultants, agents, employees and independent contractors, either received by Buyer from Seller or any third person, or prepared by or for Buyer, relating to the Property or in any way arising out of this Agreement, but excluding (i) any confidential internal memoranda of Buyer with respect to the Property, and (ii) any such reports or materials performed on Buyer's behalf by third parties which, pursuant to their terms, are privileged, confidential or proprietary. Buyer acknowledges that the above-described materials were prepared by or at the direction of others and that Buyer makes no representation or warranty of any kind with respect to the materials, including but not limited to, their accuracy, completeness, or suitability for reliance thereon by Seller. Notwithstanding any other provision of this Agreement to the contrary, Buyer's delivery to Seller of all such work product shall be a condition precedent to Buyer's right to obtain disbursement of the Deposit upon termination of this Agreement.

        4.5. "Continuing Obligations". For purposes of this Agreement, the obligations of Buyer which are set forth in Sections 4.3, and 4.4 are collectively referred to as the "Continuing Obligations".

5. SELLER'S CONDITIONS PRECEDENT.

        5.1. Enumeration of Conditions. Seller's obligation to sell the Property to Buyer shall be subject to the satisfaction (or waiver by Seller) of each of the conditions precedent specified below in this Section 5.1.

            5.1.1. Termination of Existing Lease Option. On or before the Option Termination Date, Seller shall have concluded a Termination Agreement with TRW, in a form satisfactory to Seller in its sole discretion, containing no conditions or contingencies and Buyer's Additional Deposit shall have been released and applied to the Termination Costs, subject to the requirements of
Section 2.2.1, above.

        5.2. Right to Terminate. Seller shall give written notice to Buyer and Title Company stating whether such condition is satisfied, unsatisfied or is waived by Seller. Seller's failure to give such notice shall be conclusively deemed to mean that such condition is unsatisfied. If any condition remains unsatisfied as of the date specified above for such condition, then Seller may terminate this Agreement by giving written notice to Buyer. In the event of any such termination, the Deposit shall promptly be returned to Buyer and neither Seller or Buyer shall have any further obligations under the Agreement, except Buyers' obligation to perform the continuing obligations. Buyer's delivery of Buyer's work product to Seller in compliance with Section 4.4 shall be a condition precedent to Buyer's right to obtain disbursement of the Deposit upon termination of this Agreement pursuant to this Section 5.2; Seller shall promptly give written notice to Title Company stating that such condition precedent is satisfied following Seller's receipt of Buyer's work product as provided in Section 4.4.

6. TITLE. Title to the Real Property shall be conveyed from Seller to Buyer by grant deed (the "Deed"), subject to: (i) a liens for real property taxes and assessments not then delinquent; (ii) matters of title respecting the Real Property approved or deemed approved by Buyer during the Due Diligence Period; and (iii) any other matters affecting the condition of title to the Real Property created by or with the written consent of Buyer.

The foregoing exceptions to title are referred to collectively as the "Conditions of Title". Conclusive evidence of delivery of title in accordance with the foregoing shall be the willingness of Title Company to issue to Buyer, upon payment of its regularly scheduled premium, its ALTA owner's policy of title insurance, in the amount of the Purchase Price, showing title to the Real Property vested of record in Buyer, subject only to the Conditions of Title (and the standard printed exceptions and conditions in the policy of title insurance). If Seller for any reason, other than an intentional default by Seller (including any intentional encumbrance of the Property by Seller without Buyer's prior written consent), is unable to deliver title to the Property subject only to the Conditions of Title, then Buyer's sole remedy shall be to terminate this Agreement and receive a return of the Deposit, and neither Seller nor Buyer shall thereafter have any further rights or obligations under this Agreement, except Buyer's obligation to perform the Continuing Obligations. Buyer shall have no right to commence any action for damages, specific performance or other relief as a result of Seller's inability to deliver title to the Property subject only to the Conditions of Title.

7. DAMAGE, DESTRUCTION OR TAKING AND OPERATION.

        7.1. Damage and Destruction. If at any time prior to the Closing, Seller determines that the Real Property has been destroyed or damaged by earthquake, flood or other casualty and that such damage will require more than $1,000,000.00 to repair (a "Casualty"), or if a proceeding is instituted for the taking of all or any material portion of the Real Property under the power of eminent domain (a "Taking"), then Buyer shall have the right by giving written notice to Seller and Title Company within thirty (30) days after the date of receipt of written notice of any such Casualty or Taking, either to: (i) consummate the purchase of the Property in accordance with this Agreement, in which event Seller shall assign to Buyer at the Closing (A) any insurance proceeds payable to Seller on account of such Casualty, in which event Buyer shall receive as a credit against the Purchase Price the amount of the deductible portion of Seller's insurance policy, and the reasonable costs, if any, incurred by Buyer in obtaining such insurance proceeds, or (B) any award payable to Seller by reason of the Taking, as the case may be; or (ii) terminate this Agreement effective as of the date such notice of termination is given. If Buyer fails to give such notice within such 30-day period, then Buyer shall be deemed to have elected to terminate this Agreement pursuant to this Article 7. The Closing Date shall be deferred, if necessary, to permit Buyer to have the 15-day period following receipt of notice of a Casualty or a Taking to make the election specified hereinabove. If Buyer terminates this Agreement pursuant to this Article 7, then the Deposit shall be returned to Buyer, and neither Seller nor Buyer shall have any further obligations under this Agreement, except Buyer's obligation to perform the Continuing Obligations. However, notwithstanding the foregoing, Buyer's delivery of Buyer's work product to Seller in compliance with Section 4.4 shall be a condition precedent to Buyer's right to obtain disbursement of the Deposit upon termination of this Agreement pursuant to this Article 7.

Nothing herein shall be deemed to constitute an obligation on the part of Seller to carry or maintain any insurance of any kind whatsoever pertaining to the Property.

        7.2. Operation of Property. During the period between the Effective Date of this Agreement and the earlier to occur of (i) the Closing Date or (ii) the termination of this Agreement, Seller shall (A) generally operate the Property in the same manner in which Seller operated the Property before the date of this Agreement, (B) keep Buyer generally apprised of any material discussions or correspondence between Seller and any existing or prospective tenants of the Property, (C) not enter into any Lease, service contract or any other agreement or contract affecting or relating to the Property which will survive the Close of Escrow or will otherwise affect the use, operation or enjoyment of the Property after the Close of Escrow without the prior written consent of Buyer, which consent shall not be unreasonably withheld, (D) continue to carry all insurance policies carried by Seller with respect to the Property in effect as of the date of this Agreement continuously in full force and effect, (E) continue to maintain the Property in the manner in which it was maintained by Seller as of the Effective Date of this Agreement, and (F) promptly notify Buyer of any change of which Seller is aware in any condition with respect to the Property or of any event or circumstances of which Seller is aware which makes any representation or warranty of Seller to Buyer under this Agreement untrue or misleading, and of any covenant of Seller under this Agreement which Seller will be incapable of performing or less likely to perform.

8. SELLER'S REPRESENTATIONS AND WARRANTIES.

        8.1. Seller's Knowledge. As used in this Agreement, the term "Seller's Current Actual Knowledge" means the current actual knowledge of Richardson Watkins and/or Lynn Tolin ("Seller's Representatives"), without any obligation of inquiry, and such term shall not include the knowledge of any other person or firm, it being understood by Buyer that (i) Seller's Representatives were not involved in the operation of the Property before Seller's acquisition of the Property, (ii) Seller's Representatives are not charged with knowledge of any of the acts or omissions of predecessors in title to the Property or the management of the Property before Seller's acquisition of the Property, and (iii) Seller's Current Actual Knowledge shall not apply to, or be construed to include, information or material which may be in the possession of Seller generally or incidentally, but of which Seller's Representatives are not actually aware. Seller represents and warrants to Buyer that Richardson Watkins and Lynn Tolin are the executive individuals responsible for the day-to-day management of the Property in their capacity as employees of The Martin Group of Companies, Inc. (the "Property Manager"), the manager of the Property, and, as such, are the individuals most likely to be familiar with the subject matter of the representations and warranties described in this Section 8.

        8.2. Representations and Warranties. Seller hereby makes the following representations and warranties as of the date of this Agreement:

            8.2.1. Leases. Attached hereto as Exhibit C is a current, accurate list of all of the Leases.

            8.2.2. Hazardous Materials. To Seller's Current Actual Knowledge, no governmental authority has notified Seller of the need to take any remedial or corrective action under any environmental laws with respect to any hazardous materials on or under the Real Property. As used in this Agreement, "environmental laws" means all present and future statutes, ordinances, orders, rules and regulations of all federal, state and local governmental agencies relating to the use, generation, manufacture, installation, release, discharge, storage, transportation or disposal of hazardous materials; and "hazardous materials" means petroleum, asbestos, polychlorinated biphenyls, radioactive materials, radon gas, underground storage tanks or any chemical, material or substance now or hereafter defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous waste", "restricted hazardous waste" or "toxic substances", or words of similar import, under any environmental laws.

            8.2.3. Condemnation. Seller has not received written notice of any pending condemnation or eminent domain proceedings affecting the Real Property or any part thereof.

            8.2.4. Due Authorization. Seller has been duly authorized to execute and perform its obligations under this Agreement. The persons signing this Agreement on behalf of Seller have the power and authority to do so and to bind Seller to this Agreement. All the instruments, agreements and other documents executed by Seller which are to be delivered to Buyer at the Closing are and at the time of the Closing will be duly authorized, executed and delivered by Seller.

            8.2.5. Non-Foreign Person. Seller is not a foreign person as defined in Internal Revenue Code Section 1445(f)(3) and Seller is not subject to withholding under Section 26131 of the California Revenue and Taxation Code. At the Closing, Seller shall deliver to Buyer through Escrow a declaration under penalty of perjury confirming the foregoing statement.

            8.2.6. No Official Notices. Seller has not received any written notice from any insurance company, governmental agency, the Board of Fire Underwriters or any similar rating organization requiring or requesting that any work or repairs be done at or to the Real Property.

            8.2.7. No Consents. No consent to the sale and conveyance of the Property by Seller is required to be obtained from any governmental agency or public administrative body.

            8.2.8. Leasing Commissions and Brokerage Fees. Upon the Close of Escrow, there shall be no brokerage or leasing fees or commissions or other compensation due and payable on an absolute or contingent basis to any person, firm, corporation, or other entity, with respect to or on account of the Lease. No such fees, commissions or other compensation shall become due and payable by Buyer by reason of any existing agreements during the term of the Lease or with respect to any renewal or extension of the Lease, the leasing of additional space by any tenant, or the purchase of any space by any tenant.

            8.2.9. Contracts. Other than the management contract between Seller and the Property Manager, which shall be terminated at the Close of Escrow, neither Seller nor Property

Manager has entered into or has possession of any service contract with respect to the Property. Buyer is advised that TRW may have concluded such service contracts with third parties.

            8.2.10. TRW Lease. Seller is not in default in the performance of its obligations under the TRW Lease. To Seller's Current Actual Knowledge, (i) the copy of the TRW Lease which has been delivered to Buyer is true, correct and complete and constitutes the entire agreement between TRW and Seller regarding the Property, (ii) all tenant improvements required to be furnished, constructed or installed under the TRW Lease by Seller from and after its acquisition of the Property have been completed or installed to the reasonable satisfaction of TRW,
(iii) TRW is not in default in the performance of its obligations under the TRW Lease (or any agreements incorporated therein by reference) and there are no circumstances existing or arising from and after Seller's acquisition of the Property which, with the passage of time or the giving of notice, or both, would constitute an event of default by TRW under the terms of the TRW Lease, and (iv) there are no other leases other than the TRW Lease relating to the Property. Since Seller's acquisition of the Property, the TRW Lease has not been amended, modified or supplemented except for the Termination Agreement. To Seller's actual knowledge at the time of its acquisition of the Property, the TRW Lease was then in full force and effect and without any right to setoff, and to Seller's actual knowledge since its acquisition of the Property, the TRW Lease has been and continues to be in full force and effect without any right to setoff.

            8.2.11. Property Documents. Seller has provided Buyer full access to the Property Documents prepared by Seller, and to Seller's knowledge, the Due Diligence materials have not been amended or modified, except as disclosed to Buyer by Seller in writing.

        8.3. Limitations on Seller's Representations and Warranties. In the event of any breach by Seller of any of such covenants, representations or warranties which is discovered prior to the Closing, Buyer's sole remedy shall be to elect in writing to terminate this Agreement. In no event shall Seller be liable for any indirect or consequential damages on account of Seller's breach of any covenant, representation or warranty contained in this Agreement; and Seller's total liability to Buyer for any and all breaches of any covenant, representation or warranty contained in this Agreement shall not exceed $400,000.00. The provisions of this Article 8 shall terminate one year after the Closing; Seller shall have no liability to Buyer under this Article 8 after such date.

9. SELLER'S DISCLAIMER; RELEASE AND INDEMNIFICATION OF SELLER.

        9.1. Seller's Disclaimer. Except for the representations and warranties by Seller set forth in Section 8.2, Buyer acknowledges and agrees that the sale of the Property to Buyer is made without any warranty or representation of any kind by Seller, either express or implied, with respect to any aspect, portion or component of the Property, including: (i) the physical condition, nature or quality of the Property, including the quality of the soils on and under the Property and the quality of the labor and materials included in any buildings or other improvements, fixtures, equipment or personal property comprising a portion of the Property; (ii) the fitness of the Property for any particular purpose; (iii) the presence or suspected presence of hazardous materials on, in, under or about the Property (including the soils and groundwater on and under the Property); or (iv) existing or proposed governmental laws or regulations applicable to the Property, or the further development or change in use thereof, including environmental laws and laws or regulations dealing with zoning or land use. Buyer further agrees and acknowledges that, as of the Closing, Buyer shall have made such feasibility studies, investigations, environmental studies, engineering studies, inquiries of governmental officials, and all other inquiries and investigations, which Buyer shall deem necessary to satisfy itself as to the condition, nature and quality of the Property and as to the suitability of the Property for Buyer's purposes. Buyer further agrees and acknowledges that, in purchasing the Property, Buyer shall rely entirely on its own investigation, examination and inspection of the Property and its analysis and evaluation of the property documents furnished by Seller to Buyer pursuant to Subsection 4.1.2, and not upon any representation or warranty of Seller, or any agent or representative of Seller, which is not set forth in Section 8.2. THEREFORE, BUYER AGREES THAT, IN CONSUMMATING THE PURCHASE OF THE PROPERTY PURSUANT TO THIS AGREEMENT, BUYER SHALL ACQUIRE THE PROPERTY IN ITS THEN CONDITION, "AS IS, WHERE IS" AND WITH ALL FAULTS, AND, SUBJECT TO SELLER'S REPRESENTATIONS AND WARRANTIES SET FORTH IN SECTION 8.2, SOLELY IN RELIANCE ON BUYER'S OWN INVESTIGATION, EXAMINATION, INSPECTION, ANALYSIS AND EVALUATION OF THE PROPERTY AND THE REPRESENTATIONS AND WARRANTIES OF SELLER DESCRIBED IN
SECTION 8.2 ABOVE. The agreements and acknowledgments contained in this Section
9.1 constitute a conclusive admission that Buyer, as a sophisticated, knowledgeable investor in real property, shall acquire the Property solely upon its own judgment as to any matter germane to the Property or to Buyer's contemplated use of the Property, and not upon any statement, representation or warranty by Seller, or any agent or representative of Seller, which is not expressly set forth in this Agreement. At the Closing, upon the request of Seller, Buyer shall execute and deliver to Seller a certificate of Buyer reaffirming the foregoing.

        9.2. Buyer's Release of Seller. Buyer hereby waives, releases and forever discharges Seller and its officers, directors, employees and agents from any and all claims, actions, causes of action, demands, liabilities, damages, costs, expenses or compensation whatsoever, whether direct or indirect, known or unknown, foreseeable or unforeseeable, which Buyer may have at the Closing or which may arise in the future on account of or in any way arising out of or connected with the Property, including: (i) the physical condition, nature or quality of the Property (including the soils and groundwater on and under the Real Property); (ii) the presence or release in, under, on or about the Property (including the soils and groundwater on and under the Real Property) of any hazardous materials; and (iii) the ownership, management or operation of the Property. At the Closing, upon the request of Seller, Buyer shall deliver to Seller a certificate of Buyer reaffirming the foregoing. Buyer hereby waives the protection of California Civil Code Section 1542, which reads as follows:

                    "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

Buyer's
Initials:      CC
         --------------

However, the foregoing provisions of this Section 9.2 shall not serve to release Seller from any breach of the express representations and warranties set forth in Section 8.2 or any claims arising out of Seller's fraud.

        9.3. Flood Hazard Zone. Buyer acknowledges that if the Real Property is located in an area which the Secretary of HUD has found to have special flood hazards, then pursuant to the National Flood Insurance Program, Buyer will be required to purchase flood insurance in order to obtain any loan secured by the Real Property from any federally regulated financial institution or a loan insured or guaranteed by an agency of the United States government. Buyer shall have sole responsibility to determine whether the Real Property is located in an area which is subject to the National Flood Insurance Program.

10. BUYER'S REPRESENTATIONS AND WARRANTIES.

        10.1. General. Buyer makes the covenants, representations and warranties set forth in Sections 10.2 and 10.3, each of which (i) shall survive the Closing regardless of what investigations Seller shall have made with respect thereto prior to the Closing, (ii) is material and being relied upon by Seller, (iii) is true in all respects as of the date hereof, and (iv) shall be true as of the Closing.

        10.2. Organization. If Buyer is not a natural person, Buyer is duly organized, validly existing and in good standing under the laws of the State of California.

        10.3. Authorization. All the instruments, agreements and other documents executed by Buyer which are to be delivered to Seller at the Closing are, and at the time of Closing will be, duly authorized, executed and delivered by Buyer.

11. CLOSING.

        11.1. Closing. The transaction contemplated by this Agreement shall be consummated through escrow at the office of Title Company on May 1, 2000 (the "Closing Date"). For purposes of this Agreement, the term "Closing" shall mean the consummation of the sale and conveyance of the Property to Buyer as evidenced by recordation of the Deed.

        11.2. Seller's Delivery Into Escrow. Seller shall deliver the following items into escrow:

            11.2.1. Deed. The Deed, duly executed and acknowledged by Seller, except that the amount of any transfer tax shall not be shown on the Deed, but shall be set forth on a separate affidavit or instrument which, after recordation of the Deed, shall be attached thereto so that the amount of such transfer tax shall not be of record. The Deed shall be in the form of Exhibit E attached to this Agreement.

            11.2.2. Evidence of Authorization. Such evidence as shall reasonably establish that Seller's execution of this Agreement and performance of its obligations hereunder have been duly authorized and that the person or persons executing this Agreement on behalf of Seller have been duly authorized and empowered to do so.

            11.2.3. Other Documents. Such other documents or instruments as may be reasonably required to consummate this transaction in accordance with the terms and conditions herein contained, such as appropriate escrow instructions to Title Company.

        11.3. Buyer's Delivery Into Escrow. Buyer shall deliver the following items into escrow:

            11.3.1. Cash. Immediately available funds in the following amounts:
(i) the balance of the Purchase Price; (ii) such amount, if any, as is necessary for Buyer to pay Buyer's share of the closing costs and prorations specified in Sections 11.5 and 11.6; and (iii) any other amounts required to close escrow in accordance with the terms of this Agreement.

            11.3.2. Other Documents. Such other documents and instruments as may be reasonably required in order to consummate this transaction in accordance with the terms and conditions of this Agreement, such as appropriate escrow instructions to Title Company.

            11.3.3. Evidence of Authorization. Such evidence as shall reasonably establish that Buyer's execution of this Agreement and performance of its obligations hereunder have been duly authorized and that the person or persons executing this Agreement on behalf of Buyer have been duly authorized and empowered to do so.

        11.4. Seller's and Buyer's Joint Delivery Into Escrow. Seller and Buyer jointly shall deliver the following items into escrow:

            11.4.1. Assignment and Assumption Agreements. A document by which Seller assigns to Buyer, and Buyer assumes, the Leases, Contracts, permits and warranties which will survive the Closing (the "Assignment"). The Assignment shall be in the form attached to this Agreement as Exhibit D.

            11.4.2. Other Documents. Such other documents and instruments as may be reasonably required to consummate this transaction in accordance with the terms and conditions of this Agreement.

        11.5. Closing Prorations. At the Closing, all items of income and expense of the Property shall be prorated as provided in this Section 11.5 on the basis of the actual days elapsed for the month in which the Closing occurs, as of midnight on the day immediately preceding the Closing Date. Except as provided in this Section 11.5, income and expenses attributable to the period prior to the Closing Date shall be for the account of Seller, and income and expenses attributable to the period on and after the Closing Date shall be for the account of Buyer. Property taxes and assessments shall be prorated through escrow, and all other items of income and expense shall be prorated outside of escrow on the Closing Date by the parties. Percentage rents payable under the Leases with respect to periods on or before the Closing Date shall be paid by Buyer to Seller within three (3) days of receipt. Without limiting the generality of the foregoing, the following items shall be prorated through escrow as described above:

                  (a) Current rents collected by Seller under the Leases. With respect to any rent receivables carried by Seller under the Leases as of the Closing, Buyer shall pay Seller full value in immediately available funds at the Closing and Seller shall execute and deliver to Buyer at the Closing an assignment of all of Seller's right, title and interest with respect thereto.

                  (b) All current real and personal property taxes, non-delinquent bonds or improvement assessments, general and special, non-delinquent public or governmental charges or assessments affecting the Property (including current assessments, liens or encumbrances for sewer, water, drainage or other public improvements whether completed or commenced on, or prior to, the date of this Agreement). If the Closing Date occurs before the tax rate or assessment is fixed, the proration of such taxes and assessments by Title Company shall be made at the Closing based upon the most recent tax bills available.

                  (c) Water and sewer charges on the basis of the fiscal year for which assessed (if these are not prorated as part of a tax bill), but if there are water meters on the Real Property, Seller, to the extent it is able, shall furnish a reading effective the Closing Date, or if not feasible to do so, to a date not more than thirty (30) days prior to the Closing Date, and the unfixed meter charges based thereon for the intervening period shall be apportioned on the basis of such last reading. Upon the taking of a subsequent actual reading, such apportionment shall be readjusted and Seller or Buyer, as the case may be, shall promptly deliver to the other the amount determined to be due upon such readjustment. If Seller is unable to furnish such prior reading, any reading subsequent to the Closing Date shall be apportioned on a per diem basis from the date of the reading immediately prior thereto and Seller shall pay the proportionate charges due up to the Closing Date. Unpaid water meter bills that are the obligations of tenants under their respective Leases and that are billed directly to such tenants shall not be adjusted.

                  (d) Amounts paid or payable in respect of the Contracts which Buyer assumes at the Closing.

                  (e) Electricity, gas, telephone and other utilities and HVAC costs, expenses and income, except to the extent that tenants pay such costs directly to the supplier of such services.

        11.6. Closing Costs. Seller shall pay the following closing costs: (i) all fees and costs for releasing all encumbrances, liens and security interests of record which are not Conditions of Title; (ii) all escrow fees, (iii) one-half of any City documentary or transfer taxes payable upon recordation of the Deed, (iv) any County documentary or transfer taxes payable upon recordation of the Deed, and (v) the cost of a standard CLTA policy of title insurance. Buyer shall pay the following closing costs: (i) the premium for Buyer's policy of title insurance; (ii) one-half of any City documentary or transfer taxes payable upon recordation of the Deed, (iii) any and all recording fees, and (iv) any and all costs, fees, title insurance premiums and other charges payable in connection with any financing obtained by Buyer to acquire the Property, including all escrow fees relating to the funding and/or recordation of such financing. Each party shall pay one-half of any escrow cancellation fee charged by Title Company in connection with the purchase and sale of the Property in accordance with this Agreement. All other closing costs shall he paid by the parties in accordance with the custom then prevailing in the County in which the Real Property is located.

        11.7. Security Deposits. With respect to all leases which are in effect at the Closing, Seller shall give Buyer at the Closing, through Escrow, a credit in the amount of all security deposits and other deposits then held by Seller under such leases.

        11.8 Possession. Subject to the rights of tenants under the Leases, Seller shall deliver exclusive possession of the Property to Buyer at the Closing.

        11.9. Closing Procedure. Title Company shall close escrow when it is in a position to: (i) pay to Seller, in immediately available funds, the amount of the Purchase Price, as such amount may be increased or decreased as a result of the allocation of the closing costs and prorations as specified in Sections 11.5 and 11.6 and Seller's obligations with respect to security deposits as specified in Section 11.7; (ii) record the Deed; and (iii) issue Buyer the policy of title insurance referred to in Article 6.

        11.10. Escrow. Upon mutual execution of this Agreement, Buyer and Seller shall deposit an executed counterpart of this Agreement with the Title Company and this Agreement shall serve as instructions to the Title Company for consummation of the purchase and sale contemplated hereby. Seller and Buyer shall execute such supplemental escrow instructions as may be appropriate to enable the Title Company to comply with the terms of this Agreement, provided such supplemental escrow instructions are not in conflict with this Agreement. In the event of any conflict between the provisions of this Agreement and any supplementary escrow instructions signed by Buyer and Seller, the terms of this Agreement shall control.

        11.11. Compliance. The Title Company shall comply with all applicable federal, state and local reporting and withholding requirements relating to the close of the transactions contemplated herein. Without limiting the generality of the foregoing, to the extent the transactions contemplated by this Agreement involve a real estate transaction within the purview of Section 6045 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), Title Company shall have sole responsibility to comply with the requirements of
Section 6045 of the Internal Revenue Code (and any similar requirements imposed by state or local law). For purposes of this Section 8.11, Seller's tax identification number is 94-3294130. Title Company shall hold Buyer, Seller and their counsel free and harmless from and against any and all liability, claims, demands, damages and costs, including reasonable attorney's fees and other litigation expenses, arising or resulting from the failure or refusal of Title Company to comply with such reporting requirements.

12. BROKERS. Seller and Buyer each warrant and represent to the other that no person, firm or entity other than Cornish and Carey Commercial ("Broker") is in a position to claim a real estate brokerage commission, due diligence fee or finder's fee as a procuring cause of this transaction based upon contacts with such party or the Property, and each party shall indemnify, defend, protect and hold the other party harmless from and against any and all claims, actions, causes of action, demands, liabilities, damages, costs and expenses (including attorneys' fees) arising as a result of a breach of the foregoing warranty and representation. Seller shall pay a commission to

Broker equal to three percent (3%) of the net purchase price, after deducting the Termination Costs, and shall indemnify, defend, protect and hold Buyer harmless from and against any and all claims, actions, causes of action, demands, liabilities, damages, costs and expenses (including attorneys' fees) brought by or on behalf of Broker arising out of or in connection with this transaction. Seller hereby discloses to Buyer that Seller is a licensed California real estate broker.

13. MISCELLANEOUS.

        13.1. Notices. All notices, demands or other communications of any type given by either party to the other or to Title Company, whether required by this Agreement or in any way related to this transaction, shall be in writing and delivered: (i) by hand or Federal Express or similar courier service; or (ii) by United States Mail, as a certified item, return receipt requested, and deposited in a Post Office or other depository under the care or custody of the United States Postal Service, with proper postage affixed. Each notice to a party shall be addressed as follows:

    To Seller:           Martin/Crossman, LLC
                         c/o The Martin Group of Companies, Inc.
                         100 Bush Street, 26th Floor
                         San Francisco, CA 94104
                         Attn: Richardson Watkins

    and to:              Mandel Buder & Verges
                         120 Green Street
                         San Francisco, CA 94111
                         Attn:  Scott C. Verges, Esq.

    To Buyer:            Network Appliance, Inc.
                         2770 San Tomas Expressway
                         Santa Clara, CA 95051
                         Attn: Cristabel Carlton

Any notice shall be deemed to be delivered when actual delivery is made. Either party hereto may change its address by notice given as provided herein to the other party and Title Company.

        13.2. Survival of Provisions. Notwithstanding any other provision of this Agreement to the contrary, each representation, warranty, covenant or agreement contained in this Agreement (including Buyer's obligations pursuant to Subsection 4.3.3, Section 9.3 and Article 12) shall survive and be binding and enforceable following the Closing and shall not be deemed to be merged into, or waived by delivery or recordation of, the Deed or any other instruments delivered at the Closing.

        13.3. Rules of Construction. Where required for proper interpretation, words in the singular shall include the plural; the masculine gender shall include the neuter and the feminine, and vice versa. The headings of the Articles, Sections, Subsections and paragraphs contained in this Agreement are included only for convenience of reference and shall be disregarded in the construction and interpretation of this Agreement. References in this Agreement to Articles, Sections, Subsections and paragraphs are references to the Articles, Sections, Subsections and paragraphs contained in this Agreement. Each reference in this Agreement to an Article shall be deemed a reference to all Sections and Subsections contained within such Article; each reference to a Section shall be deemed a reference to all Subsections contained within such Section. This Agreement has been fully negotiated at arms' length between the parties, after advice by counsel and other representatives chosen by the parties, and the parties are fully informed with respect thereto. No party shall be deemed the scrivener of this Agreement and, accordingly, the provisions of this Agreement shall be construed as a whole according to their common meaning and not strictly for or against any party. Use in this Agreement of the words "including" or "such as", or words of similar import, following any general term, statement or matter shall not be construed to limit such term, statement or matter to the enumerated items, whether or not language of non-limitation (such as "without limitation" or "but not limited to") are used with reference thereto, but rather shall refer to all items or matters that could reasonably fall within the broadest scope of such term, statement or matter.

        13.4. Amendment; Waivers. This Agreement may not be modified or amended except by an agreement in writing signed by the parties hereto. A party may waive any of the conditions contained herein or any of the obligations of the other party hereunder, but any such waiver shall be effective only if in writing and signed by the party waiving such conditions or obligations.

        13.5. Time of Essence. Time is of the essence of this Agreement and each provision hereof.

        13.6. Attorneys' Fees. If either party brings an action or proceeding at law or in equity to interpret or enforce this Agreement or any provisions contained herein, or to seek damages or other redress for a breach, the prevailing party shall be entitled to recover, in addition to all other remedies or damages, reasonable attorneys' fees incurred in such action or proceeding.

        13.7. Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of California.

        13.8. Entire Agreement. This Agreement, including the exhibits hereto, constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings of the parties in connection therewith. No representation, warranty, covenant, agreement or condition not expressed in this Agreement shall be binding upon the parties hereto or shall affect or be effective to interpret, change or restrict the provisions of this Agreement.

        13.9. Assignment; Successors and Assigns. Buyer shall have no right to assign this Agreement or any of Buyer's rights hereunder without first having obtained Seller's prior written consent to such assignment, which Seller may withhold in its sole and absolute discretion. Notwithstanding the foregoing, Seller acknowledges and agrees that Buyer may assign Buyer's interest under this Agreement to an entity (the "Lessor"), who will then lease all of the acquired portions of the Property to Buyer, as tenant ("Tenant"), pursuant to a synthetic lease ("Synthetic Lease") to be executed by Lessor and Tenant, pursuant to which Tenant shall have the right to construct certain improvements thereon, pursuant to plans and specifications approved by Lessor and Tenant. The parties acknowledge that, although the Agreement may be assigned to Lessor, (a) Buyer is intended to be the ultimate occupant and user of the Real Property, and (b) the improvements to be constructed thereon are being designed for Buyer's benefit and to Buyer's specifications. Therefore, the parties acknowledge that, if this Agreement assigned to Lessor, Buyer is an intended third party beneficiary of all of Seller's covenants, representations, warranties and obligations under this Agreement. Notwithstanding anything to the contrary herein, whenever Lessor's consent or approval is a condition or is otherwise required pursuant to the terms of this Agreement, Buyer shall expressly be entitled to withhold its consent or approval. Subject to the immediately preceding, this Agreement, and the terms, covenants and conditions herein contained, shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs and assigns. In no event shall an assignment by Buyer of this Agreement or any of Buyer's rights hereunder release Buyer from its obligations under this Agreement.

        13.10. Exhibits. Each exhibit to which reference is made in this Agreement is deemed Incorporated into this Agreement in its entirety by such reference. The exhibits to this Agreement are the following:

            Exhibit A          Legal Description of Real Property
            Exhibit B          Title Exceptions Indicated in Preliminary Title Report
            Exhibit C          Lease Information
            Exhibit D          Form of Assignment
            Exhibit E          Deed

        13.11. Joint and Several Obligations. If more than one person or entity is included within the party designated hereinabove as Buyer, then each of the obligations imposed upon such party under this Agreement shall be the joint and several obligations of each of such persons or entities.

        13.12. Definition of Business Day. For purposes of this Agreement, the term "business day" shall mean Monday through Friday, inclusive, but excluding any day which is recognized as a legal holiday by the State of California or the United States.

        13.13. Seller's Offer. Buyer acknowledges and agrees that Seller's execution and delivery of this Agreement constitutes an offer by Seller to sell the Property to Buyer on the terms and conditions set forth in this Agreement. Buyer further acknowledges and agrees that, until Buyer shall have accepted such offer by executing and delivering (in the manner set forth in Section 13.1) this Agreement to Seller, Seller may revoke such offer.

14. Exchange. At the option of either party, such party may elect to consummate the transaction hereunder in whole or in part as a like-kind exchange pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended. If either party (the "Exchanging Party") so elects, the other party (the "Cooperating Party") shall cooperate with the Exchanging Party, executing such documents and taking such action as may be reasonably necessary in order to effectuate this transaction as a like-kind exchange; provided, however, that (i) the Cooperating Party's cooperation hereunder shall be without cost, expense or liability to the Cooperating Party of any kind or character, including, without limitation, any attorneys' fees, costs or expense incurred in connection with the review or preparation of documentation in order to effectuate such like-kind exchange, and the Cooperating Party shall have no obligation to take title to any real property; (ii) the Exchanging Party shall assume all risks in connection with the designation, selection and setting of terms of the purchase or sale of any exchange property; (iii) the Exchanging Party shall bear all costs and expenses in connection with any such exchange transaction in excess of the costs and expenses which would have otherwise been incurred in acquiring or selling the Property by means of a straight purchase, so that the net effect to the Cooperating Party shall be identical to that which would have resulted had this Agreement closed on a purchase and sale; (iv) any documents to effectuate such exchange transaction are consistent with the terms and conditions contained in this Agreement; and (v) the Exchanging Party shall indemnify, defend and hold the Cooperating Party harmless from any and all claims, demands, penalties, loss, causes of action, suits, risks, liability, costs or expenses of any kind or nature (including, without limitation, reasonable attorneys' fees) which the Cooperating Party may incur or sustain, directly or indirectly, related to or in connection with, or arising out of, the consummation of this transaction as a like-kind exchange as contemplated hereunder.

        IN WITNESS WHEREOF, the parties have executed this Agreement on the dates set forth below.

SELLER:                                 MARTIN/CROSSMAN, LLC, a California
                                        limited liability company


                                        By:    THE MARTIN GROUP OF COMPANIES,
                                               INC., a California Corporation
                                        Its:   Managing Member


                                        By:   /s/ [SIG]
                                              ----------------------------------

                                        Its:        President
                                              ----------------------------------

                                        Date:        8/5/98
                                              ----------------------------------



                                        By:   /s/ [SIG]
                                              ----------------------------------

                                        Its:        Vice President
                                              ----------------------------------

                                        Date:
                                              ----------------------------------

BUYER:                                  NETWORK APPLIANCE, INC., a California
                                        corporation


                                        By:   /s/ Chris Carlton
                                              ----------------------------------

                                        Its:      Vice President
                                              ----------------------------------

                                        Date:     7-31-98
                                              ----------------------------------



                                        By:
                                              ----------------------------------

                                        Its:
                                              ----------------------------------

                                        Date:
                                              ----------------------------------

                                    EXHIBIT A


                     LEGAL DESCRIPTION OF THE REAL PROPERTY:

                                    EXHIBIT B


                        [ALL TITLE EXCEPTIONS OF RECORD,
                 AS REQUIRED BY ARTICLE 6 OF PURCHASE AGREEMENT]

                                    EXHIBIT C


                        [LIST OF ALL LEASES, AS REQUIRED
                 BY SUBSECTION 8.2.1 OF THE PURCHASE AGREEMENT]

                                    EXHIBIT D

                ASSIGNMENT OF LEASES, CONTRACTS AND OTHER RIGHTS

        THIS ASSIGNMENT OF LEASES, CONTRACTS AND OTHER RIGHTS ("Assignment") is dated and effective as of this 31st day of July, 1998, and is made by and between Martin/Crossman, LLC, a California limited liability company ("Assignor"), and Network Appliance, Inc, a California corporation ("Assignee").

                                    RECITALS

        This Assignment is made with reference to the following facts:

        A. Concurrently with this Assignment, Assignor is selling to Assignee, and Assignee is purchasing from Assignor, that real property and related improvements, fixtures and personal property comprising that certain Building commonly known as 1275 Crossman Avenue, located in the City of Sunnyvale, Santa Clara County, California (the "Property").

        B. In connection with such purchase and sale, Assignor desires to assign and delegate to Assignee, and Assignee desires to assume, all of Assignor's right, title, interest, duties and obligations in, to and under various leases, contracts and other rights pertaining to the Property and its operation.

        NOW, THEREFORE, in consideration of the purchase price paid by Assignee to Assignor for the Property and for the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee agree as follows:

        1. Assignment of Leases. Assignor hereby assigns and delegates to Assignee, and Assignee hereby assumes, all of Assignor's right, title, interest, duties and obligations in, to and under all of those tenant leases listed in Exhibit A attached hereto.

        2. Assignment of Contracts. Assignor hereby assigns and delegates to Assignee, and Assignee hereby assumes, all of Assignor's right, title, interest, duties and obligations in, to and under all of those contracts listed in Exhibit B attached hereto.

        3. Assignment of Permits. Assignor hereby assigns and delegates to Assignee, and Assignee hereby assumes, all of Assignor's right, title, interest, duties and obligations in, to and under all of those permits listed in Exhibit C attached hereto.

        4. Assignment of Warranties. Assignor hereby assigns and delegates to Assignee, and Assignee hereby assumes, all of Assignor's right, title, interest, duties and obligations in, to and under those warranties listed in Exhibit D attached hereto.

        5. Assignment of Intangible Property. Assignor hereby assigns and delegates to

Assignee, and Assignee hereby assumes, all of Assignor's right, title, interest, in, to and under any and all Intangible Property.

        IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the date first above written.

ASSIGNOR:                               MARTIN/CROSSMAN, LLC, a California
                                        limited liability company

                                        By:   THE MARTIN GROUP OF COMPANIES,
                                              INC., a California Corporation
                                        Its:  Managing Member


                                              By:
                                                    ----------------------------

                                              Its:
                                                    ----------------------------

                                              Date:
                                                    ----------------------------



                                              By:
                                                    ----------------------------

                                              Its:
                                                    ----------------------------

                                              Date:
                                                    ----------------------------


ASSIGNEE:                               NETWORK APPLIANCE, INC., a California
                                        corporation


                                        By:   /s/ Chris Carlton
                                              ----------------------------------

                                        Its:      Vice President
                                              ----------------------------------

                                        Date:     7-31-98
                                              ----------------------------------



                                        By:
                                              ----------------------------------

                                        Its:
                                              ----------------------------------

                                        Date:
                                              ----------------------------------

                                    EXHIBIT E


Recorded at the Request of and
When Recorded, Return and
Mail Tax Statements to:

--------------------------------------------------------------------------------

                                   GRANT DEED

        For valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Martin/Crossman, LLC, a California limited liability company ("Grantor") hereby grants to Network Appliance, Inc., a California corporation ("Grantee"), that certain real property located in the City of Sunnyvale, Santa Clara County, California, more particularly described in Exhibit A attached hereto and incorporated herein by this reference ("Property").

        The conveyance by Grantor to Grantee pursuant to this Grant Deed is subject to: (i) a lien securing payment of real estate taxes and assessments; and (ii) all covenants, conditions, easements, restrictions, liens, encumbrances and other exceptions of record as of the date hereof.

        IN WITNESS WHEREOF, Grantor has executed this Grant Deed this ______ day of July, 1998.

                                   "Grantor"
                                   MARTIN/CROSSMAN, LLC, a California
                                   limited liability company

                                        By:   THE MARTIN GROUP OF COMPANIES,
                                              INC., a California Corporation
                                        Its:  Managing Member


                                             By:
                                                    ----------------------------

                                             Its:
                                                    ----------------------------

                                             Date:
                                                    ----------------------------

                                             By:
                                                    ----------------------------

                                             Its:
                                                    ----------------------------

                                             Date:
                                                    ----------------------------